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                                                                   EXHIBIT 99.10

                         BENEFICIAL OWNER ELECTION FORM

     I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.01 per share (the "Common Stock"), of MEMC Electronic Materials, Inc. (the "Company").

     In this form, I (we) instruct you whether to exercise, sell or transfer rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated ____, 1999 (the "Prospectus").


     BOX 1.  [_] Please do not exercise rights for shares of the Common Stock.

     BOX 2.  [_] Please exercise rights for shares of the Common Stock as set forth below:


                       NUMBER
                     OF RIGHTS   SUBSCRIPTION PRICE        PAYMENT
                     ---------   ------------------   -------------------
Basic Subscription
Privilege:            _____   X       $[_____]       =   $______ (Line 1)

Over-Subscription
Privilege:            _____   X       $[_____]       =   $______ (Line 2)


     By exercising this Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

                           Total Payment Required  = $_______ (Sum of Lines
                                                   1 and 2; must equal
                                                   total of amounts in
                                                   Boxes 3 and 4)

     BOX 3. [_] Payment in the following amount is enclosed:  ____________

     BOX 4. [_] Please deduct payment from the following account maintained by you as follows:


___________________________  ____________________________
     Type of Account                   Account No.


Amount to be deducted: $ ____________________


Date: __________________, 1999           _______________________________





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     BOX 5. [_] Please sell _____ of my Rights.

     BOX 6. [_] Please have Harris Trust and Savings Bank effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.


                                Signature(s):__________________________________



                                Signature(s):__________________________________
                                                 (If held jointly)


Please type or print name(s) below:

                         _______________________________

                         _______________________________




     Signature(s) Guaranteed by:_________________________________
                                 Eligible Institution